NPK ANNOUNCES ACQUISITION OF GRASSFORM PLANT HIRE LIMITED
Acquisition provides enhanced scale and strengthens core U.K. rental & service operations

THE WOODLANDS, TEXAS – November 24, 2025 – NPK International Inc. (NYSE: NPKI) (“NPK” or the “Company”) today announced the acquisition of Grassform Plant Hire Limited (“Grassform”) for an all-cash purchase price of £35.2 ($46.4) million funded at closing, with additional potential consideration to be paid based upon improvements in Grassform’s trailing twelve month performance through its current fiscal year-end, February 28, 2026. The acquisition was funded primarily using cash on-hand, along with approximately $10 million of borrowings under the Company’s U.S. credit facility.
Headquartered in Ingatestone, England, Grassform is a U.K. market leader in ground protection and temporary roadway solutions and services with a fleet of over 20,000 composite mats. For the twelve months ended October 31, 2025, Grassform generated revenue of £15 ($19) million and EBITDA of £6 ($8) million.
“We are excited to welcome the Grassform team to NPK and are confident that the acquisition will meaningfully strengthen our U.K. operations through scale and the addition of a highly tenured and talented team,” said Matthew Lanigan, President and CEO of NPK. “The acquisition significantly expands our market coverage and is highly complementary to our existing U.K. operations.”
Lanigan concluded, “The transaction is aligned with our growth strategy, which prioritizes scaling our high return rental business through geographic expansion and market share growth within our core rental and service offering. We believe the U.K. market provides meaningful opportunities for NPK, supported by a robust outlook for infrastructure investments over the next several years. Further, with limited debt following the transaction, we remain well positioned to continue executing on our disciplined capital allocation strategy, which prioritizes investment in organic growth and strategic inorganic opportunities, balanced with the programmatic return of capital.”
ABOUT NPK INTERNATIONAL
NPK International Inc. is a temporary worksite access solutions company that manufactures, sells, and rents recyclable composite matting products, along with a full suite of services, including planning, logistics, and site restoration. The Company delivers superior quality and reliability across critical infrastructure markets, including electrical transmission and distribution, oil and gas exploration, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.npki.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “guidance,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by NPK, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our sale of the Fluids Systems business; our ability to generate organic growth; economic and market conditions that may impact our customers’ future spending; the effective management of our fleet, including our ability to properly manufacture, safeguard, and maintain our fleet; international operations; operating hazards present in our and our customers’ industries and substantial liability claims; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. NPK’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.npki.com.
INVESTOR RELATIONS CONTACT
Investors@npki.com